     As filed with the Securities and Exchange Commission on July 27, 1999.
                                                      Registration No. 333-82567


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                               AMENDMENT NO. 1 TO

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 ---------------

                               TCA CABLE TV, INC.
             (Exact name of registrant as specified in its charter)


            Texas                                      75-1798185
(State or other jurisdiction of          (I.R.S. employer identification number)
incorporation or organization)

                                3015 SSE Loop 323
                               Tyler, Texas 75701
                    (Address of principal executive offices)

                                 ---------------


                                                                                   COPY TO:
                     FRED R. NICHOLS                                          JAMES S. RYAN, III
                    3015 SSE Loop 323                                        Jackson Walker L.L.P.
                 Tyler, Texas 75713-0489                                        901 Main Street
(Name and address of agent for service of agent for service)                      Suite 6000
                                                                              Dallas, Texas 75202

                      (903) 595-3701
         (Telephone number, including area code,
                  of agent for service)

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                                             CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                 Proposed       Proposed Maximum
                Title of                       Amount            Maximum       Aggregate Offering      Amount of
               Securities                       to be         Offering Price        Price (1)        Registration
            to be Registered                 Registered       Per Share (1)                             Fee (1)
-----------------------------------------------------------------------------------------------------------------------

Common Stock, $.10 par value               1,628,340 shares     $58.71875       $95,614,089.37       $26,580.72(2)
=======================================================================================================================



(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), and Rule 457(o), the offering price and registration fee are based on a price of $58.71875 per share, which price is an average of the high and low prices of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System on July 23, 1999.

(2)      The amount of $25,364.14 was previously paid.


   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

                               TCA CABLE TV, INC.

                        1,628,340 SHARES OF COMMON STOCK

         This Prospectus relates to the offer and sale of up to 1,628,340 shares (the "Shares") of common stock, par value $0.10 per share (the "Common Stock") of TCA Cable TV, Inc. (the "Company"), issued pursuant to the provisions of various Agreements and Plans of Reorganization (the "Agreements") by and among the Company and the individuals and entities listed therein (the "Selling Shareholders").


         The Shares may be sold from time to time by the Selling Shareholders or by permitted transferees. The Common Stock is quoted through the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq/NMS") under the symbol "TCAT" and may be sold from time to time by the Selling Shareholders either directly in private transactions, or through one or more brokers or dealers on the Nasdaq/NMS, or any other over-the-counter market or exchange on which the Common Stock is quoted or listed for trading, at such prices and upon such terms as may be obtainable. On July 23, 1999, the last reported sale price of the Common Stock, as reported on the Nasdaq/NMS, was $58.96875.


         Upon any sale of the Common Stock offered hereby, the Selling Shareholders and participating agents, brokers, dealers or marketmakers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution." The Company will not receive any of the proceeds from the sales by the Selling Shareholders.

         No underwriter is being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this Offering.

                                -----------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is July 27, 1999.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Commission's Chicago Regional office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at the Commission's New York Regional office located at 7 World Trade Center, Room 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Additionally, the Commission maintains a website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on the Nasdaq/NMS.

         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-3 (the "Registration Statement") in connection with the offer and sale of the Common Stock offered hereby under the Securities Act. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement are available from the Commission. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

         The Company's principal executive offices are located at 3015 SSE Loop 323, Tyler, Texas 75701 and its telephone number is (903) 595-3701.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

         (i) Annual Report of the Company on Form 10-K for the year ended October 31, 1998 (the "Annual Report");

         (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the documents referred to in the Annual Report;

         (iii) Definitive 14 A Proxy Statement of the Company filed with the Commission on July 8, 1999; and

         (iv) Description of the Common Stock contained in the Company's Registration Statement on Form S-1 (No. 2-75516) and Registration Statement on Form 8-A (No. 2-88892), effective as of March 17, 1984.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such documents should be directed to Jimmie F. Taylor, 3015 S.S.E. Loop 323, Tyler, Texas 75701, telephone number (903) 595-3701.

                              SELLING SHAREHOLDERS

         This Prospectus covers the offer and resale of Shares issued to certain Shareholders pursuant to the Agreements.

         The table below sets forth information concerning the Common Stock owned by the following Selling Shareholders, none of whom has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates:



                                     OWNERSHIP OF COMMON     COMMON STOCK OFFERED FOR    AMOUNT AND PERCENTAGE OF
NAME                               STOCK PRIOR TO OFFERING     SELLING SHAREHOLDERS       CLASS AFTER OFFERING(1)
----                               -----------------------   ------------------------    ------------------------

WEHCO Video, Inc.                          168,000                    168,000                        *
John Muraglia                              385,480                    385,480                        *
Dale Hoffman                                73,016                     73,016                        *
Conover Hartin, III                         29,673                     29,673                        *
Lola H. McDaniel                           486,085                    486,085                        *
The Estate of Moran K. McDaniel            486,086                    486,086                        *

------------------------------

*        Indicates shares held are less than 1% of class.

(1)      Based on 49,867,436 shares of Common Stock outstanding on July 2, 1999.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Common Stock hereby.


                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by any of the Selling Shareholders, or permitted transferees. The Shares may be disposed of from time to time in one or more transactions through any one or more of the following:
(i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or such permitted transferees/or from the purchasers of the Shares for whom they may act as agent,
(iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the Nasdaq/NMS, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Shareholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

         No underwriter is being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this Offering.

         In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Shareholders will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.


                                  LEGAL MATTERS

         Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202.


                                     EXPERTS

         The consolidated financial statements of TCA as of and for the year ended October 31, 1998, have been incorporated by reference in this Registration Statement in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by referenced herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements as of October 31, 1997 and for each of the two years in the period ended October 31, 1997 incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended October 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 INDEMNIFICATION

         The Company is a Texas corporation and The Texas Business Corporation Act ("TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

         Reference is made to Article IX of the Company's Articles of Incorporation and Article VII, Section 8 of the Company's Bylaws, which provide for indemnification of officers and directors except as to certain circumstances and except as provided by applicable law.

         Additionally, Article XIII of the Company's Articles of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the TBCA. In general, the effect of such Article XIII (based on the TBCA as of the date of this Prospectus) is that the directors of the Company will not be personally liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) for an act related to an unlawful stock repurchase or payment of a dividend.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation to buy any securities other than registered securities to which it relates, or an offer to or a solicitation of any person in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS


                                                                              Page
                                                                              ----

Available Information..........................................................2
Incorporation by Reference.....................................................2
Selling Shareholders...........................................................3
Use of Proceeds................................................................4
Plan of Distribution...........................................................4
Legal Matters..................................................................5
Experts........................................................................5
Indemnification................................................................5




--------------------------------------------------------------------------------





                                1,628,340 Shares

                                  Common Stock









                               TCA CABLE TV, INC.










                                 July 27, 1999

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement are as follows:





Registration Fee......................................................   $  26,580.72
Printer Expenses......................................................   $   1,000.00
Accounting Fees and Expenses..........................................            -0-
Legal Fees and Expenses...............................................   $   3,000.00
Miscellaneous.........................................................            -0-
Total.................................................................   $  30,580.72



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Texas corporation and the Texas Business Corporation Act ("TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

         Reference is made to Article IX and Article VII, Section 8 of the Company's Articles of Incorporation and Bylaws, respectively, which provide for indemnification of officers and directors except as to certain circumstances and except as provided by applicable law.

         Additionally, Article XIII of the Company's Articles of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the TBCA. In general, the effect of such Article XIII (based on the TBCA as of the date of this Prospectus) is that the directors of the Company will not be personally liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) for an act related to an unlawful stock repurchase or payment of a dividend.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

Exhibit
 Number           Description of Exhibit


1                 None.

2 Agreement and Plan of Merger dated May 11, 1999 by and among Cox Communications, Inc., Cox Classic Cable, Inc. and the Registrant.(5)

4(a)              Articles of Incorporation of the Registrant.(1)

4(b) Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4(c) Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4(d) Articles of Amendment to Articles of Incorporation of the Registrant.(3)


4(e) Articles of Amendment to Articles of Incorporation of the Registrant.+


4(f)              Amended and Restated Bylaws of the Registrant.(4)

4(g)              Form of Stock Certificate.(1)

4(h) Voting Agreement dated as of May 11, 1999, by and among the Registrant, Cox Communications, Inc. and certain Shareholders of the Registrant.(5)

4(i) Form of First Amendment to the Rights Agreement dated as of January 15, 1998, by and between the Registrant and ChaseMellon Securities Services, L.L.C.(5)

5                 Opinion of Jackson Walker L.L.P.*

8                 None.

12                None.

15                None.


23(a)             Consent of KPMG LLP *

23(b)             Consent of PricewaterhouseCoopers LLP*


23(c) Consent of Jackson Walker L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement).*


24                None.

25                None.

26                None.

27                None.

99(a) Agreement and Plan of Reorganization among Morrilton Video, Inc., WEHCO Video, Inc. Morrilton Acquisition, Inc. and the Registrant.+

99(b) Agreement and Plan of Reorganization among Cablevision of Pflugerville, Inc., John Muraglia, Dale Hoffman, Conover Hartin, III, Lola H. McDaniel, the Estate of Moran K. McDaniel and the Registrant.+

99(c) Agreement and Plan of Reorganization among Williamson County Cablevision Company, John Muraglia, Dale Hoffman, Lola H. McDaniel, the Estate of Moran K. McDaniel and the Registrant.+

99(d) Agreement and Plan of Reorganization among Cablevision of Leander, Inc., John Muraglia, Dale Hoffman, Lola H. McDaniel, the Estate of Moran K. McDaniel and the Registrant.+

99(e) Form of Amendment No. 1 to Agreement and Plan of Reorganization among Cablevision of Pflugerville, Inc., John Muraglia, Dale Hoffman, Conover Hartin, III, Lola H. McDaniel, the Estate of Moran K. McDaniel and the Registrant.*

99(f) Form of Amendment No. 1 to Agreement and Plan of Reorganization among Williamson County Cablevision Company, John Muraglia, Dale Hoffman, Lola H. McDaniel, the Estate of Moran K. McDaniel and the Registrant.*

99(g) Form of Amendment No. 1 to Agreement and Plan of Reorganization among Cablevision of Leander, Inc., John Muraglia, Dale Hoffman, Lola H. McDaniel, the Estate of Moran
                  K. McDaniel and the Registrant.*


-----------------

*        Filed herewith.


+ Previously filed as an exhibit to Company's Registration Statement on Form S-3 (File No. 333-82567) filed July 9, 1999.

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-75516 dated as of March 16, 1982 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901 dated as of March 16, 1988, and incorporated herein by reference.

(3) Previously filed as an exhibit to Registrant's Form 10-K for the fiscal year ended October 31, 1993, filed January 27, 1994 and incorporated by reference herein.

(4) Previously filed as an exhibit to Registrant's Form 10-K for the fiscal year ended October 31, 1997 filed January 27, 1998 and incorporated by reference herein.

(5) Previously filed as an exhibit to Registrant's Form 10-K filed May 11, 1999 and incorporated by reference herein.

ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)  To include any prospectus required by
                  section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.;

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas on the 27th day of July, 1999.


                                  TCA CABLE TV, INC.



                                  By:  /s/ Fred R. Nichols
                                       -----------------------------------------
                                       Fred R. Nichols, Chief Executive Officer,
                                       Chairman of the Board and President
                                       (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                   Title                                                Date
---------                                   -----                                                ----

/s/ Fred R. Nichols*                        Chairman of the Board, Chief                       July 27, 1999
------------------------------------        Executive Officer and President
Fred R. Nichols                             (Principal Executive Officer)


/s/ Jimmie F. Taylor                        Vice President, Chief Financial                    July 27, 1999
------------------------------------        Officer and Treasurer
Jimmie F. Taylor                            (Principal Accounting and Financial Officer)


/s/ Fred W. Smith*                          Director                                           July 27, 1999
------------------------------------
Fred W. Smith


/s/ Wayne J. McKinney*                      Director                                           July 27, 1999
------------------------------------
Wayne J. McKinney


/s/ Ben R. Fisch, M.D.*                     Director                                           July 27, 1999
------------------------------------
Ben R. Fisch, M.D.


/s/ Randall K. Rogers*                      Director                                           July 27, 1999
------------------------------------
Randall K. Rogers


/s/ A. W. Riter, Jr.*                       Director                                           July 27, 1999
------------------------------------
A. W. Riter, Jr.


/s/ James F. Ackerman*                      Director                                           July 27, 1999
------------------------------------
James F. Ackerman


/s/ Darrel Campbell*                        Director                                           July 27, 1999
------------------------------------
Darrel Campbell


/s/ Robert B. Holland, III*                 Director                                           July 27, 1999
------------------------------------
Robert B. Holland, III


/s/ Michael Shannon*                        Director                                           July 27, 1999
------------------------------------
Michael Shannon


By: /s/ Jimmie F. Taylor*                                                                      July 27, 1999
------------------------------------
Jimmie F. Taylor,
Attorney-in-Fact

                                INDEX TO EXHIBITS



Exhibit No.       Exhibit
-----------       -------

1                 None.

2                 Agreement and Plan of Merger dated May 11, 1999 by and among
                  Cox Communications, Inc., Cox Classic Cable, Inc. and the
                  Registrant.(5)

4(a)              Articles of Incorporation of the Registrant.(1)

4(b) Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4(c) Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4(d) Articles of Amendment to Articles of Incorporation of the Registrant.(3)

4(e) Articles of Amendment to Articles of Incorporation of the Registrant.+

4(f)              Amended and Restated Bylaws of the Registrant.(4)

4(g)              Form of Stock Certificate.(1)

4(h) Voting Agreement dated as of May 11, 1999, by and among the Registrant, Cox Communications, Inc. and certain Shareholders of the Registrant.(5)

4(i) Form of First Amendment to the Rights Agreement dated as of January 15, 1998, by and between the Registrant and ChaseMellon Securities Services, L.L.C.(5)

5                 Opinion of Jackson Walker L.L.P.*

8                 None.

12                None.

15                None.

23(a)             Consent of KPMG LLP*

23(b)             Consent of PricewaterhouseCoopers LLP*

23(c) Consent of Jackson Walker L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement).*

24                None.

25                None.


26                None.

27                None.

99(a)             Agreement and Plan of Reorganization among Morrilton Video,
                  Inc., WEHCO Video, Inc. Morrilton Acquisition, Inc. and the
                  Registrant.+

99(b)             Agreement and Plan of Reorganization among Cablevision of
                  Pflugerville, Inc., John Muraglia, Dale Hoffman, Conover
                  Hartin, III, Lola H. McDaniel, the Estate of Moran K. McDaniel and the Registrant.+

99(c)             Agreement and Plan of Reorganization among Williamson County
                  Cablevision Company, John Muraglia, Dale Hoffman, Lola H.
                  McDaniel, the Estate of Moran K. McDaniel and the Registrant.+

99(d)             Agreement and Plan of Reorganization among Cablevision of
                  Leander, Inc., John Muraglia, Dale Hoffman, Lola H. McDaniel, the Estate of Moran K. McDaniel and the Registrant.+

99(e)             Form of Amendment No. 1 to Agreement and Plan of
                  Reorganization among Cablevision of Pflugerville, Inc., John
                  Muraglia, Dale Hoffman, Conover Hartin, III, Lola H. McDaniel, the Estate of Moran K. McDaniel and the Registrant.*

99(f)             Form of Amendment No. 1 to Agreement and Plan of
                  Reorganization among Williamson County Cablevision Company,
                  John Muraglia, Dale Hoffman, Lola H. McDaniel, the Estate of
                  Moran K. McDaniel and the Registrant.*

99(g)             Form of Amendment No. 1 to Agreement and Plan of
                  Reorganization among Cablevision of Leander, Inc., John
                  Muraglia, Dale Hoffman, Lola H. McDaniel, the Estate of Moran
                  K. McDaniel and the Registrant.*


--------------
*        Filed herewith.


+ Previously filed as an exhibit to Company's Registration Statement on Form S-3 (File No. 333-82567) filed July 9, 1999.


(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-75516 dated as of March 16, 1982 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901 dated as of March 16, 1988, and incorporated herein by reference.

(3) Previously filed as an exhibit to Registrant's Form 10-K for the fiscal year ended October 31, 1993, filed January 27, 1994 and incorporated by reference herein.

(4) Previously filed as an exhibit to Registrant's Form 10-K for the fiscal year ended October 31, 1997 filed January 27, 1998 and incorporated by reference herein.

(5) Previously filed as an exhibit to Registrant's Form 10-K filed May 11, 1999 and incorporated by reference herein.